U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2014

ADVANCED EMISSIONS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 22, 2014, three executive officers of Advanced Emissions Solutions, Inc. (“ADES” or the “Company”) exercised options to purchase 203,526 shares of common stock of the Company that were about to expire. The options were granted to such executive officers pursuant to the Company’s 2004 Executive Stock Option Plan and the exercise of such options was reported on three Forms 4 dated August 22, 2014, which were filed by the executive officers on August 26, 2014. The executive officers’ exercise of the options was accomplished pursuant to a cashless exercise, whereby the executive officers surrendered an aggregate of 101,462 shares of common stock based on the closing market price on August 21, 2014, which was $21.00 per share, to cover the $4.30 per share exercise price of the options and the statutory tax liability associated with such exercise.

The Company has determined that exercise of the stock options and the issuance of common stock described above caused the Company to have sold in excess of 1% of the outstanding common stock of the Company as of the date of exercise of the above-described options, in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), since the Company’s last periodic report on Form 10-Q for the period ended September 30, 2013, which was filed on November 12, 2013 (the “September 30, 2013 Form 10-Q”). In addition to the shares of common stock issued in connection with the exercise of the stock options by the executive officers described above, the Company has also issued common stock in other transactions that were not registered under the Securities Act since the filing of the September 30, 2013 Form 10-Q, as described below.

On July 1, 2014, the Company granted an aggregate of 14,798 shares of restricted common stock as part of the Company’s standard non-management Director Compensation Arrangement to seven independent directors for their service on the Board of Directors (the “Board”) for the 2014-2015 annual term. The shares were issued under the Company’s Amended and Restated 2007 Equity Incentive Plan, as amended (the “2007 Plan”) for services to be rendered to the Company.

On July 23, 2014, the Company granted an aggregate of 4,140 shares of restricted common stock as part of the Company’s standard non-management Director Compensation Arrangement (prorated for a partial year) to two new directors appointed to the Board, as more fully described in the Current Report on Form 8-K of the Company dated July 23, 2014 and filed on July 29, 2014. The shares were also issued under the 2007 Plan for services to be rendered to the Company.

Additionally, subsequent to the exercise of options described above, in connection with the appointment of L. Heath Sampson as Chief Financial Officer and Treasurer, the Company issued 12,289 shares of restricted common stock to Mr. Sampson as part of his compensation, as more fully described in the Current Report on Form 8-K of the Company dated August 26, 2014 and filed on September 2, 2014. The shares were issued under the 2007 Plan for services to be rendered to the Company.

The Company offered and sold all the shares of common stock described above in reliance upon Section 4(a)(2) of the Securities Act for offerings not involving a public offering. At the time of their investment decisions, all of the officers and directors who received shares were knowledgeable about ADES and its prospects, were all highly sophisticated professionals who were able to understand the merits and risks of their investment decisions, were all accredited investors, and the transactions involved did not involve any public offering. The shares were all issued as restricted securities under the Securities Act, and the shares were legended in the Company’s and its transfer agent’s records to reflect that status.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2015

Advanced Emissions Solutions, Inc. Registrant

/s/ L. Heath Sampson
L. Heath Sampson
Chief Financial Officer and Treasurer

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